Exhibit 2.5

Form 205 (Revised 12/21) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use.

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Masterworks Vault 10, LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☒	A.	The initial registered agent is an organization (cannot be entity named above) by the name of:

Global Virtual Agent Services, LLC

OR
☐	B.	The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

TX
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each initial governing person.)

☐ A. The limited liability company initially has managers. The name and address of each initial manager are set forth below.

☒ B.The limited liability company does not initially have managers. The name and address of each initial member are set forth below.

INITIAL GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL
First Name OR IF ORGANIZATION	M.I.		Last Name			Suffix

Masterworks, LLC
Organization Name
ADDRESS
Street or Mailing Address 1 World Trade Center, 57th Floor		City New York		State NY	Country USA	Zip Code 10007

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INITIAL GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL
First Name OR IF ORGANIZATION	M.I.		Last Name			Suffix

Organization Name
ADDRESS
Street or Mailing Address		City		State	Country	Zip Code

INITIAL GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL
First Name OR IF ORGANIZATION	M.I.		Last Name			Suffix

Organization Name
ADDRESS
Street or Mailing Address		City		State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Initial Mailing Address

(Provide the mailing address to which state franchise tax correspondence should be sent.)

1 World Trade Center, 57th Floor	New York	NY	10007	USA
Mailing Address	City	State	Zip Code	Country

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

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Organizer

The name and address of the organizer:

Name

Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, or a later date and time, not more than 90 days from the date of signing. The later effective date, or date and time is: ____________________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ____________________

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:

Signature of organizer

Printed or typed name of organizer

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